SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported)    January 18, 1996




                                KU ENERGY CORPORATION
                (Exact name of registrant as specified in its charter)




                 KENTUCKY               1-10944            61-1141273
      (State or other jurisdiction    (Commission          (IRS Employer
         of incorporation)            File Number)       Identification No.)




        ONE QUALITY STREET, LEXINGTON, KENTUCKY                   40507
        (Address of principal executive offices)                (Zip Code)




        Registrant's telephone number, including area code    (606) 255-2100




                                    NOT APPLICABLE
            (Former name or former address, if changed since last report)


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                                KU ENERGY CORPORATION


        Item 5.  Other Information


                                 SELECTED INFORMATION
                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                     (UNAUDITED)




        Customers                                      Approximately 454,100

        Sources of KWH Generation for the year
          ended December 31, 1995                      99% coal and 1% other

        Estimated 1996-2000 Construction
          Expenditures (including Environmental
          Compliance of approximately $10 million)     $541 million





                            Selected Financial Information
                                (Dollars in Thousands)


        Selected Income Statement Data (unaudited):

                                                Year Ended December 31, 1995

        Operating Revenues                             $ 686,400

        Income Before Interest and Other Charges       $ 118,326

        Net Income                                     $  76,053








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        Capitalization (unaudited):

           Capitalization of KU Energy Corporation as of December 31, 1995, as adjusted, gives effect to the sale of $36 million of first mortgage bonds and the use of the estimated net proceeds thereof to retire $35.5 million of currently outstanding first mortgage bonds.


                                          As of December 31, 1995
                                                               Percent of
                                                             Capitalization
                                   Actual     As Adjusted     As Adjusted

        Long-Term Debt, including
          unamortized premium    $  546,001    $  546,501          45.0%

        Preferred Stock              40,000        40,000           3.3

        Common Stock Equity         628,611       628,611          51.7

        Total Capitalization     $1,214,612    $1,215,112         100.0%





















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                                KU ENERGY CORPORATION



                                      SIGNATURES





               Pursuant to the requirements  of the Securities Exchange Act of

        1934, the Registrant has duly  caused this report to be signed  on its behalf by the undersigned thereunto duly authorized.





                                                KU ENERGY CORPORATION
                                                    (Registrant)



        Date   January 18, 1996                 /s/ Michael R. Whitley
                                                Michael R. Whitley
                                                Chairman of the Board and
                                                Chief Executive Officer








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